Exhibit 99.1

Merlin, Inc. Reports Third Quarter 2026 Results
Ended Third Quarter 2026 With $161.6 Million in Cash, Cash Equivalents, and Short Term Investments, and No Debt
BOSTON, MA – November 12, 2026 – Merlin, Inc. (Nasdaq: MRLN), an aerospace and defense technology company building the operating system of record for autonomous flight, today announced operating and financial results for its third quarter ended September 30, 2026.
Business Highlights
•USSOCOM C-130J contract progress. On November 10, 2026, Merlin announced it was awarded a new task order worth $8.9 million for the next phase of its C-130J autonomy program with the U.S. Special Operations Command (USSOCOM).
•AFRICOM. On November 11 2026, Merlin announced it had been selected by U.S. Africa Command (USAFRICOM) for the initial phase of its Autonomous Casualty Evacuation (CASEVAC) Industry Technology Challenge. Included with the selection, Merlin received a $500,000 contract, which will fund a demonstration of Merlin Pilot™ autonomously executing a CASEVAC mission using a Cessna 208B Grand Caravan.
•Texas Project Nexus eIPP Demonstration. In early September 2026, Merlin participated as an invited guest in the kickoff event for the Texas Department of Transportation’s (TxDOT) Electric Vertical Takeoff and Landing (eVTOL) Integration Pilot Program (eIPP).
“We’re advancing our defense programs in the places our customers need autonomy most,” said Matt George, CEO of Merlin. “The new $8.9 million task order with USSOCOM moves our C-130J autonomy program into its integration phase, laying the groundwork for future flight demonstrations and production revenue with SOCOM and ultimately the global C-130J fleet including hundreds of aircraft. Additionally, USAFRICOM selected Merlin to demonstrate Merlin Pilot flying casualty evacuation missions, where time is critical and logistics are complex, on an aircraft we already fly. Every new program builds on the work that came before, and we believe that compounding advantage, paired with disciplined use of our capital, marks meaningful progress toward autonomy for any aircraft.”
Third Quarter 2026 Financial Results
•Third quarter 2026 total revenue of $3.5 million, compared to $2.2 million in the second quarter of 2026
•Third quarter 2026 GAAP net income of $73.8 million, compared to a loss of $(58.4) million in the second quarter of 2026
•Third quarter 2026 Adjusted EBITDA* loss of $(24.1) million, compared to an Adjusted EBITDA loss of $(27.8) million in the second quarter of 2026
•Cash, cash equivalents, and short-term investments of $161.6 million at September 30, 2026, compared to $183.9 million at June 30, 2026
*For all Non-GAAP financial measures, see the reconciliation table at the end of this earnings release for further discussion
Business Outlook
Merlin’s planning process for 2027 is underway. We expect to bring our 2027 operating expenses meaningfully below our 2026 level. We will do that by concentrating our investment on the programs and customers with funded work and a clear path to revenue. Our objective is a lower, more focused cost base that preserves our balance sheet and funds our plan into 2029, without depending on capital raises.
Mr. George commented, “the goal of our planning process is to ensure that we not only meet the opportunities presented by our current contracts, but also the broader market potential we detailed on last quarter’s call. We believe that it is imperative for Merlin to continue to advance the Merlin Pilot, but it is also imperative that we demonstrate discipline in the investments we make along the way.”

Conference Call Details
Merlin will host a live webcast on November 12, 2026 beginning at 4:30 pm ET to discuss its third quarter 2026 financial results. A registration link as well as the live webcast will be accessible on the Company’s investor relations website at investors.merlinlabs.com. A replay will be available for a limited period following the call.
About Merlin
Merlin is an aerospace and defense technology company building the operating system of record for autonomous flight. Through a first-principles approach, Merlin is redefining what’s possible across aviation, aerospace, and defense with the goal of delivering full-stack autonomy for any aircraft, military or civilian, from takeoff to touchdown. The Merlin Pilot system powers a growing range of aircraft and mission profiles, proven through hundreds of autonomous flights from test facilities across the globe. With $100M+ total in IDIQ contract ceiling value under its C-130J autonomy program with USSOCOM, Merlin is advancing American leadership in autonomous aviation by helping to solve national security challenges through safe, reliable autonomy. To learn more, visit www.merlinlabs.com or follow us on X @merlinaero.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Merlin’s expected financial performance, Merlin's 2027 annual operating plan and expected reductions in its operating expenses; the sufficiency of Merlin’s cash to fund its operating plan; expected reductions in engineering costs and regulatory timelines for future programs, expected improvements in platform performance and adaptability from operational data, expected compounding advantages across engineering, regulatory, and data dimensions, Merlin’s competitive position relative to other developers of autonomous flight technology, program milestones and execution timelines, including automated flight targets, the commercial launch and scaling of Condor, including anticipated revenue from platform adaptation, integration, and recurring software licensing arrangements, civil certification progression, including for novel AI/ML-based functionality within Merlin Pilot, commercial pipeline conversion, anticipated market demand for autonomous aviation and Merlin’s estimates of the total addressable market for autonomous flight, platform portability and expansion to additional aircraft types, reduced-crew and single pilot operations, the development and performance of commercial and government partnerships, the deployment of capital resources, including recently completed equity financing, the sufficiency of capital resources to fund operations and milestones, anticipated operating investment and R&D spending levels, and the anticipated contributions of recently joined executive personnel. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” and similar terms. These statements reflect management’s current expectations based on information available at the date of this release and involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. Important factors that could cause actual results to differ materially include, but are not limited to: Merlin’s ability to execute on its defense program obligations, including under the USSOCOM C-130J prime contract and the USAFRICOM contract; the performance, reliability, and scalability of Merlin Pilot across current and future aircraft platforms; Merlin’s dependence on U.S. government contracts and the risk of changes in government budget priorities, procurement decisions, or contract modifications or terminations for convenience; Merlin’s ability to develop, maintain, and scale commercial partnerships; Merlin’s ability to convert its identified pipeline into contracted and awarded revenue; Merlin's ability to finalize and implement its 2027 operating plan and achieve planned reductions in operating expenses; the risk that Merlin’s cash resources are insufficient to fund its operating plan for the period anticipated; competition from established aerospace and defense companies and other autonomous systems developers; Merlin’s ability to attract and retain key technical, operational, and commercial personnel; the accuracy of Merlin’s estimates of the size of its addressable markets; Merlin’s history of net losses and its ability to achieve and sustain profitability; and the other risks and uncertainties described under “Risk Factors” in our final prospectus, dated May 13, 2026, filed with the SEC on May 13, 2026, and in other documents we subsequently file with the Securities and Exchange Commission. Merlin does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts
Investor Relations: investor.relations@merlinlabs.com
Media: media@merlinlabs.com

MERLIN, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (UNAUDITED)
(in thousands, except share amounts)

	As of:
	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$161,444	$59,343
Short-term investments	182	330
Accounts receivable, net	1,197	368
Prepaid expenses and other current assets	4,244	3,328
Capitalized transaction costs	—	7,562
Total current assets	167,067	70,931
Property and equipment, net	14,398	7,108
Operating lease right-of-use assets, net	2,268	979
Restricted cash	2,570	—
Deposits	140	1,564
Total assets	$186,443	$80,582
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,687	$3,154
Accrued expenses	7,450	7,937
Contract loss provision	72	4,173
Operating lease liabilities, current	1,235	657
Long-term debt, current portion, net ($19,175 at fair value and $96 at amortized cost, net as of December 31, 2025)	—	19,271
Convertible promissory notes	—	29,107
Total current liabilities	14,444	64,299
Operating lease liabilities, non-current	1,197	331
Warrant liabilities	26,517	76,766
Long-term debt, non-current portion, net ($12,207 at fair value and $577 at amortized cost, net as of December 31, 2025)	—	12,784
Total liabilities	42,158	154,180
Commitments and contingencies
Series A Preferred Stock: $0.0001 par value; 50,000,000 shares authorized and 18,655,078 shares issued and outstanding as of September 30, 2026	170,577	—
Redeemable convertible preferred stock	—	—
Stockholders' deficit:
Common stock: $0.0001 par value; 800,000,000 and 138,655,675 shares authorized; 101,693,656 and 69,663,395 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	10	7
Additional paid-in capital	599,760	477,448
Accumulated deficit	(626,062)	(551,053)
Total stockholders' deficit	(26,292)	(73,598)
Total liabilities, mezzanine equity, and stockholders' deficit	$186,443	$80,582

MERLIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$3,461	$1,924	$6,657	$5,899
Cost of revenue	5,238	3,945	8,967	7,725
Contract loss adjustments	—	—	(2,229)	—
Gross loss	(1,777)	(2,021)	(81)	(1,826)
Operating expenses:
Research and development	14,712	8,164	45,189	21,699
General and administrative	12,944	6,141	42,613	14,467
Selling and marketing	2,040	281	4,138	1,029
Total operating expenses	29,696	14,586	91,940	37,195
Loss from operations	(31,473)	(16,607)	(92,021)	(39,021)
Other (expense) income:
Interest income	1,504	430	3,468	862
Interest expense	—	—	(9)	(2,956)
Other income (expense)	13	18	(183)	(193)
Change in fair value of warrant liabilities	103,620	(683)	104,030	(4,562)
Change in fair value of convertible promissory notes	—	(3,118)	(87,824)	(3,118)
Loss on exchange of warrant liabilities	—	(3,320)	—	(3,320)
Loss on issuance of financial instruments	—	(585)	—	(585)
Loss on extinguishment of long-term debt	—	(2,157)	—	(2,157)
Change in fair value of long-term debt	—	(672)	(2,470)	(672)
Total other income (expense)	105,137	(10,087)	17,012	(16,701)
Income (loss) before provision for income taxes	73,664	(26,694)	(75,009)	(55,722)
Provision for (benefit from) income taxes	(173)	2	—	3
Net income (loss)	$73,837	$(26,696)	$(75,009)	$(55,725)
Series A Preferred Stock dividends and accretion	(8,072)	—	(17,713)	—
Income attributable to participating securities	(28,087)	—	—	—
Series A Preferred Stock deemed dividend on down round	—	—	(60,864)	—
Deemed dividend on exchange of redeemable convertible preferred stock	—	(345,717)	—	(345,717)
Net income (loss) attributable to common stockholders	$37,678	$(372,413)	$(153,586)	$(401,442)
Net income (loss) per share:
Basic	$0.37	$(5.24)	$(1.72)	$(5.66)
Diluted	$0.37	$(5.24)	$(1.72)	$(5.66)
Weighted-average shares outstanding:
Basic	101,217,672	71,045,916	89,253,660	70,986,625
Diluted	103,174,834	71,045,916	89,253,660	70,986,625

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance. We define EBITDA as net income (loss) before interest expense or income, income tax expense or benefit, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation, equity-based compensation to non-employees, changes in fair value of warrant liabilities, changes in fair value of financial instruments accounted for at fair value, transaction and merger-related costs, and other non-cash items. Changes in fair value of warrant liabilities reflect periodic mark-to-market adjustments that will recur each reporting period as long as warrants remain outstanding and are excluded because they are non-cash and not reflective of our core operating performance. Changes in fair value of convertible promissory notes and long-term debt relate to instruments settled in connection with the Merger and are excluded because they are not expected to recur in future periods. Transaction and merger-related costs are excluded because they relate to specific non-recurring corporate events and are not indicative of our ongoing operating performance.
We believe that each of these non-GAAP financial measures provide additional metrics to evaluate our operations and, when considered with both our U.S. GAAP results and the reconciliation to the closest comparable U.S. GAAP measures, provide a more complete understanding of our business than could be obtained absent this disclosure. We use the non-GAAP financial measures, together with U.S. GAAP financial measures, such as net revenue, gross profit margins and cash flow from operations, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance, and to compare our performance to that of our peers and competitors.
The non-GAAP financial measures are presented here because we believe they are useful to investors in assessing the operating performance of our business without the effect of non-cash items, and other items as detailed below. The non-GAAP financial measures should not be considered in isolation or as alternatives to net income (loss), income (loss) from operations or any other measure of financial performance calculated and prescribed in accordance with U.S. GAAP. Our non-GAAP financial measures may not be comparable to similarly titled measures in other organizations because other organizations may not calculate non-GAAP financial measures in the same manner as we do.
The following tables provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable financial measure presented in accordance with U.S. GAAP (unaudited).

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Net income (loss)	$73,837	$(26,696)	$(75,009)	$(55,725)
Depreciation	574	375	1,703	1,145
Amortization of right-of-use assets	320	183	871	549
Interest income	(1,504)	(430)	(3,468)	(862)
Interest expense	—	—	9	2,956
Provision for (benefit from) income taxes	(173)	2	—	3
EBITDA	73,054	(26,566)	(75,894)	(51,934)
Stock-based compensation	6,375	526	12,278	1,472
Equity-based payments to non-employees	81	—	833	—
Change in fair value of warrant liabilities	(103,620)	683	(104,030)	4,562
Change in fair value of convertible promissory notes	—	3,118	87,824	3,118
Change in fair value of long-term debt	—	672	2,470	672
Loss on exchange of warrant liabilities	—	3,320	—	3,320
Loss on issuance of financial instruments	—	585	—	585
Loss on extinguishment of long-term debt	—	2,157	—	2,157
Transaction costs	—	1,927	1,236	1,927
Adjusted EBITDA	$(24,110)	$(13,578)	$(75,283)	$(34,121)

	Three Months Ended June 30,
($ in thousands)	2026	2025
Net loss	$(58,427)	$(16,296)
Depreciation	712	389
Amortization of right-of-use assets	342	183
Interest income	(1,447)	(131)
Interest expense	—	1,342
Provision for income taxes	125	1
EBITDA	(58,695)	(14,512)
Stock-based compensation	4,608	433
Equity-based payments to non-employees	109	—
Change in fair value of warrant liabilities	26,144	3,925
Change in fair value of convertible promissory notes	—	—
Change in fair value of long-term debt	—	—
Transaction costs	—	—
Adjusted EBITDA	$(27,834)	$(10,154)